EXHIBIT 1(d)

                            SUPPLEMENT TO DECLARATION
                OF TRUST OF THE RODNEY SQUARE MULTI-MANAGER FUND


      WHEREAS, Article XI, Section 7 of the Declaration of Trust of The Rodney Square Multi-Manager Fund ("Trust") provides that the Declaration of Trust may be amended if authorized by votes of the Trustees of the Trust and the Shareholders of the Trust; and

      WHEREAS, at a meeting held on November 17, 1997, the Trustees approved the amendments to the Declaration of Trust set forth below and authorized their submission to Shareholders for approval; and

      WHEREAS, at a meeting held on February 23, 1998, the Shareholders of the Trust approved the amendments to the Declaration of Trust set forth below;

      NOW THEREFORE, the Trust's Declaration of Trust is amended to add the following provisions in place of the existing corresponding provisions of the Declaration of Trust as follows:

                                    ARTICLE I

                              NAME AND DEFINITIONS

NAME
----

      SECTION 1. This Trust shall be known as "The Rodney Square Strategic Equity Fund."

DEFINITIONS
-----------

      SECTION 2.

      (f) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class thereof shall be divided from time to time, and includes fractions of shares as well as whole shares consistent with the requirements of Federal and/or other securities laws (all of the transferable units of a Series or of a single Class may be referred to as "Shares" as the context may require);

      (i) "Class" refers to the class of Shares of a Series of the Trust established in accordance with the provisions of Article III.


                               *     *     *     *     *

                                   ARTICLE III

                               BENEFICIAL INTEREST


SHARES OF BENEFICIAL INTEREST
-----------------------------

      SECTION 1. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes thereof as the Trustees shall from time to time create and establish. The number of Shares is unlimited and each Share shall have a par value of $0.001 per Share and upon issuance in accordance with the terms thereof shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust, to create and establish (and to change in any manner) Shares with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may from time to time determine, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares into one or more Series or Classes of Shares, to abolish any one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. The Trustees, in their discretion without a vote of the Shareholders, may divide the Shares of beneficial interest of any Series into Classes. In such event, each Class of a Series shall represent interests in the assets of a Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to that Class of a Series may be borne solely by such Class as shall be determined by the Trustees and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Without limiting the authority of the Trustees set forth in this
Section 1 to establish and designate any further Series, the Trustees have established and designated a Series of Shares to be known as the "Large Cap Growth Equity Portfolio."

ESTABLISHMENT OF SERIES OR CLASS
--------------------------------

      SECTION 2. The establishment of any Series or Class in addition to those set forth in Section 1 shall be effective upon the adoption of a resolution by a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class thereof. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by a majority vote abolish that Series or Class and the establishment and designation thereof.

INVESTMENT IN THE TRUST
-----------------------

      SECTION 4. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Such investments may be in the form of cash or securities in which the appropriate Series is authorized to invest, valued as provided in Article IX, Section 3. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust or a Series thereof, as appropriate. Subsequent investments in the Trust or Series shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that


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



the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in the Trust or Series and (b) issue fractional Shares. The Trustees shall have the right to refuse to accept investments in the Trust or any Series at any time without any cause or reason therefor whatsoever.

ASSETS AND LIABILITIES OF SERIES
--------------------------------

      SECTION 5. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in Trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust or Series which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

                               *     *     *     *     *


                                    ARTICLE V

                             POWERS OF THE TRUSTEES


POWERS
------

      SECTION 1.

      (m) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article III and to establish separate Classes thereof.

      (n) To allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class thereof, or to apportion the same between or among two or more Series or Classes, as applicable, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely by that Series or Class as provided for in Article III.





                                  ARTICLE VIII

                   SHAREHOLDERS' VOTING POWERS AND MEETINGS


VOTING POWERS
-------------

      SECTION 1. The Shareholders shall have power to vote (i) for the election of Trustees as provided in Article IV, Section 2, (ii) for the removal of Trustees as provided in Article IV, Section 3(d), (iii) with respect to any investment advisory or management contract as provided in Article VII, Section 1, (iv) with respect to any termination or reorganization of the Trust as provided in Article XI, Section 4, (v) with respect to the amendment of this Declaration of Trust to the extent and as provided in Article XI, Section 7,
(vi) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series or Class shall not be entitled to bring any derivative or class action on behalf of any other Series or Class of the Trust, and (vii) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the By-Laws of the Trust, if any, or any registration of the Trust with the Securities and Exchange Commission (the "Commission") or any State, or as the Trustees may consider desirable. On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series and (ii) when the Trustees have determined that the matter affects only the interests of one or more Series or one or more Classes, then only the Shareholders of such Series or Class shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

MEETINGS
--------

      SECTION 2. The first  Shareholders'  meeting shall be held as specified in
Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders of any Series or Class thereof may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said

Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least fifteen days' notice of any meeting.

QUORUM AND REQUIRED VOTE
------------------------

      SECTION 3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series or Class thereof shall vote as a Series or Class thereof, then a majority of the aggregate number of Shares of that Series or Class thereof entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class thereof. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series shall vote as a Series, or a Class shall vote as a Class, then a majority of the Shares of that Series or Class voted on the matter shall decide that matter insofar as the Series or Class is concerned.

                                  * * * * *

                                   ARTICLE IX

                          DISTRIBUTIONS AND REDEMPTIONS
DISTRIBUTIONS
-------------

      SECTION 1.

      (b) The Trustees shall have power, to the fullest extent permitted by the laws of the Commonwealth of Massachusetts, at any time to declare and cause to be paid dividends on Shares of a particular Series, from the assets belonging to that Series, which dividends, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Series or Class thereof, as appropriate, at the election of each Shareholder of that Series or Class. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

      (c) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a "stock dividend" pro rata among the Shareholders of a particular Series as of the record date of that Series (fixed as provided in Section 3 of Article XI hereof).

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



REDEMPTIONS
-----------

      SECTION 2. In case any holder of record of Shares of a particular Series or Class desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value of the Series or Class of Shares held by the shareholder (as described in Section 3 hereof) minus any applicable sales charge or redemption or repurchase fee. The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series and payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective; provided, however, that if Shares being redeemed have been purchased by check, the Trust may postpone payment until the Trust has assurance that good payment has been collected for the purchase of the Shares. The Trust may require Shareholders to pay a sales charge to the Trust, the underwriter or any other person designated by the Trustees upon redemption or repurchase of Shares of any Series or Class thereof, in such amount as shall be determined from time to time by the Trustees. The amount of such sales charge may but need not vary depending on various factors, including without limitation the holding period of the redeemed or repurchased Shares. The Trustees may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS
------------------------------------------------------------------

      SECTION 3. The term "Net Asset Value" of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value per Share shall be determined separately for each Series of Shares and shall be determined on such days and at such times as the Trustees may determine. Such determination may be made on a Series by Series or Class by Class basis, as appropriate, and shall include any expense allocated to a specific Series or Class. The determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this
Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per Share last determined to be determined again in a similar manner and may fix the time when such predetermined values shall become effective.


                               *     *     *     *     *

                                   ARTICLE XI

                                  MISCELLANEOUS


TERMINATION OF TRUST
--------------------

      SECTION 4.

      (b) Subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, the Trustees may

         (i) sell, convey, merge and transfer all or substantially all of the assets of the Trust or any affected Series to another trust, partnership, association or corporation organized under the laws of any state which is an open-end management investment company as defined in the 1940 Act, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation; or

         (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

      Upon making provision for the payment of all liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the holders of the Shares of the Trust or any affected Series then outstanding; however, the payment to any particular Class within such Series may be reduced by any fees, expenses or charges allocated to that Class.

                               *     *     *     *     *

      Said Declaration of Trust dated August 19, 1986, as previously amended and restated on November 10, 1986, and as amended on December 29, 1986 and February 15, 1993, is hereby ratified and confirmed in all other respects.

      IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Supplement to the Declaration of Trust this 23rd day of February, 1998.

                                                /s/ Eric Bruckner
                                                --------------------------
                                                Eric Brucker


                                                /s/ Fred L. Buckner
                                                --------------------------
                                                Fred L. Buckner


                                                /s/ Robert J. Christian
                                                --------------------------
                                                Robert J. Christian


                                                /s/ John  J. Quindlen
                                                --------------------------
                                                John J. Quindlen


                                                /s/ Nina M. Webb
                                                --------------------------
                                                Nina M. Webb









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